FIRST AMENDMENT TO THE RUBY TUESDAY, INC.

EXECUTIVE SUPPLEMENTAL PENSION PLAN

(AMENDED AND RESTATED AS OF JANUARY 1, 2007)

THIS FIRST AMENDMENT is made as of this 2nd day of April, 2008, by RUBY TUESDAY, INC. (the “Primary Sponsor”), a corporation organized and existing under the laws of the State of Georgia.

W I T N E S S E T H:

WHEREAS, the Primary Sponsor maintains the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (the “Plan”), which was established by indenture effective as of June 1, 1983, and which was last amended and restated by indenture effective as of January 1, 2007.

WHEREAS, the Primary Sponsor desires to amend the Plan to provide the Plan administrator with the discretion to adjust a participant’s Continuous Service (as defined in the Plan) under the limited circumstances set forth herein.

WHEREAS, the amendments effected hereby have been approved by the Board of Directors of the Primary Sponsor.

NOW, THEREFORE, the Plan is hereby amended, effective as of May 22, 2000, as follows:

1.	By deleting Section 2(i) in its entirety and by substituting therefor the following:

“(i)      “Continuous Service” refers, except as provided below, to the period of unbroken employment of an Eligible Employee with the Company or one or more of its Affiliates from his last date of employment. Notwithstanding the foregoing, Continuous Service of an Eligible Employee:

(a)	shall not be broken by and shall include the periods of:

(i)        any leaves of absence required to be granted pursuant to the Family and Medical Leave Act of 1993 and the Uniformed Services Employment and Reemployment Rights Act;

(ii)       his absence because of lay-off not in excess of one (1) years if the Eligible Employee returns to employment with the Company or an Affiliate when notified of his recall to work; and/or

(iii)      any approved leave of absence, whether paid or unpaid;

(b)       may, at the discretion of the Plan Administrator where an Eligible Employee is so advised in writing, include non-consecutive periods of employment of an Eligible Employee with the Company or one or more of its Affiliates; and

(c)       may, at the discretion of the Plan Administrator where an Eligible Employee is so advised in writing, include a period of employment other than with the Company or an Affiliate which the Eligible Employee has completed immediately prior to his employment or re-employment with Company or an Affiliate; and

(d)	shall exclude:

(1)       except as otherwise provided above, any service prior to a Separation from Service performed by an employee whose Continuous Service has been broken because of a Separation from Service and who is thereafter reemployed by the Company or an Affiliate, in such case should any such employee become a Participant, he shall be deemed to be newly employed for all purposes of the Plan;

(2)       with respect to any Eligible Employee who first becomes a Participant in the Plan after December 31, 1993, any period of employment subsequent to such Eligible Employee’s participation in the Plan (A) during which the Eligible Employee no longer holds any one of the Qualifying Positions; (B) following three (3) consecutive Plan Years during which the Eligible Employee failed to earn an Annual Base Salary, plus bonus, of at least $120,000 (as adjusted in accordance with Section 3.1(a) below); or (C) from and after the date the Plan Administrator has expressly terminated an otherwise Eligible Employee’s participation in the Plan. An Eligible Employee who experiences a break in Continuous Service as described in this Section 2(i)(d)(2) who again becomes a Participant or who is reinstated by action of the Plan Administrator shall have his periods of Continuous Service aggregated for purposes of calculating his Accrued Benefit, but in no event shall such aggregated periods of Continuous Service include periods during which the otherwise Eligible Employee no longer holds any Qualifying Position; any period of employment following a three-consecutive Plan Year period during which the otherwise Eligible Employee failed to earn at least $120,000 (as adjusted in accordance with Section 3.1(a) below); or after the date the Eligible Employee’s participation in the Plan has been expressly terminated by the Plan Administrator; and

(3)       with respect to Eligible Employees who were Participants in the Plan prior to January 1, 1994, Continuous Service shall not include any period of employment subsequent to an Employee’s participation in the Plan from and after the date the Plan Administrator has expressly terminated an employee’s participation in the Plan, unless and until he or she thereafter qualifies as an Eligible Employee in accordance with the provisions of Section 3.1.

In exercising its discretion pursuant to Subsections (b) and (c) above, the affirmative decision of the Plan Administrator to adjust a Participant’s Continuous Service shall be based upon advancing one or more business purposes of the Company, including, but not limited to, the necessity of attracting key employees.”

2.	By deleting Section 3.3 in its entirety and by substituting therefor the following:

“3.3     Inactive Participant. A Participant who ceases to qualify as a Participant or experiences a break in Continuous Service but who, in either case, does not experience a Separation from Service shall become an inactive Participant. An inactive Participant who again satisfies the criteria for eligibility under Section 3.1 or resumes a period of employment that qualifies as Continuous Service shall become a Participant but his Accrued Benefit shall be determined without regard to any period of prior Plan participation, except as contemplated by Section 2(i)(d)(2).”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Primary Sponsor has caused this First Amendment to be executed as of the day and year first above written.

RUBY TUESDAY, INC.

By:
/s/ Samuel E. Beall, III
Chairman and Chief Executive Officer

[CORPORATE SEAL]

ATTEST:

/s/ Scarlett May
Secretary

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